EXHIBIT 11

ROOM PLUS, INC.

COMPUTATION OF EARNINGS PER COMMON SHARE

(SEE NOTE 1 OF NOTES TO FINANCIAL STATEMENTS)

                                                                    Years Ended December 31,
                                                                  1996                      1995
                                                              -----------               ------------

Historical net income (loss)                                  $    (3,085)              $(1,706,248)
Increase in pro forma income tax benefits                             --                   (308,285)
                                                              ------------              ------------
Proforma net income (loss)                                    $    (3,085)              $(1,397,963)
                                                              ============              ============

Historical number of common share out-
    standing                                                    2,983,125                 1,706,250
Stock options and warrants issued to out-
   side consultants and employees within
   one year of the Offering at less than the
   initial public offering price                                  913,750                 1,562,600
                                                              ------------               -----------
Total historical common shares and equiva-
   lent common shares                                           3,896,875                 3,268,850
Additional shares considered in pro forma
   per share data:
         Issuance of shares in connection
            with bridge financing                                      --                    95,000
                                                              ------------                ---------
Pro forma weighted average number of
   common shares                                                3,896,875                 3,363,850
                                                              ============              ===========
Earnings (loss) per share:
   Historical net (loss) income                               $        --               $      (.51)
   Pro forma net (loss) income                                $        --               $      (.42)


SIGNATURES

In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROOM PLUS, INC.


Date:    March 28, 1997             By:     /s/ Marc Zucker
                                            ------------------------------------
                                            Marc Zucker, Chief Executive Officer


In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


         Signature and Title                                         Date
         -------------------                                         ----


By:      /s/ Marc Zucker                                      March 28, 1997
         -------------------------------------
         Name:    Marc Zucker
         Title:   Chairman of the Board, Chief
              Executive Officer and a Director



By:      /s/ Allan Socher                                     March 28, 1997
         -------------------------------------
         Name:    Allan Socher
         Title:   President and a Director



By:      /s/ William Halpern                                  March 28, 1997
         -------------------------------------
         Name:    William Halpern
         Title:   Chief Financial Officer



By:      /s/ Frank Terzo                                      March 28, 1997
         -------------------------------------
         Name:    Frank Terzo
         Title:   Director



By:      /s/ Edmund J. McCormick, Jr.                         March 28, 1997
         -------------------------------------
         Name:    Edmund J. McCormick, Jr.
         Title:   Director


                                       35